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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 2004

REGISTRATION NO. 333-112325

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TREATY OAK BANCORP, INC.
(Name of small business issuer in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	20-0413144 (I.R.S. Employer Identification Number)

101 Westlake Drive Austin, Texas 78746 (512) 617-3600 (Address and telephone number of principal executive offices and principal place of business)

TERRY W. HAMANN Treaty Oak Bancorp, Inc. 101 Westlake Drive Austin, Texas 78746 (512) 617-3600 (Name, address and telephone number of agent for service)

Copies to:
CHET A. FENIMORE, ESQ.
JOHN A. MENCHACA II, ESQ.
Jenkens & Gilchrist, a Professional Corporation
401 Congress Avenue, Suite 2500
Austin, Texas 78701
(512) 499-3800
cfenimore@jenkens.com
jmenchaca@jenkens.com

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-112325

        If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, $0.01 par value	180,000	$8.33	$1,499,400	$189.97

Common Stock Warrants	36,000(2)	$10.00	(3)	$0 (3)

Common Stock (underlying warrants), $0.01 par value	36,000	$10.00(4)	$360,000	$45.61

				$235.58

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2)
Warrants to purchase an aggregate of up to 36,000 shares of common stock at an exercise price of $10.00 par share will be issued to the purchasers in connection with this offering.
(3)
No separate registration fee is required for the warrants under Rule 457(g).
(4)
Represents the exercise price per share for each stock option.

        This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

        In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), the contents of the Registration Statement on Form SB-2, File No. 333-112325, filed by Treaty Oak Bancorp, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on January 29, 2004, and as amended on March 12, 2004, April 5, 2004, April 23, 2004, April 30, 2004, and May 6, 2004, including the exhibits thereto, and declared effective by the Commission on May 7, 2004, are hereby incorporated by reference in this registration statement. This registration statement is being filed with respect to the registration of an additional 180,000 shares of the Registrant's common stock, par value $0.01 per share and 36,000 common stock warrants pursuant to rule 462(b) under the Securities Act.

SIGNATURES

        Pursuant to the requirements of the 1933 Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on it behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 21st day of October, 2004.

TREATY OAK BANCORP, INC.
By:	/s/ TERRY W. HAMANN Terry W. Hamann President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry W. Hamann and Jeffrey L. Nash, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and proposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ TERRY W. HAMANN Terry W. Hamann	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	October 21, 2004
/s/ SANDRA L. ELLSWORTH Sandra L. Ellsworth	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2004
/s/ WILLIAM J. MCLELLAN William J. McLellan	Director	October 21, 2004
/s/ JEFFREY L. NASH Jeffrey L. Nash	Director	October 21, 2004
/s/ TONI A. NEAL Toni A. Neal	Director	October 21, 2004
/s/ CHARLES T. MEEKS Charles T. Meeks	Director	October 21, 2004

Carl J. Stolle	Director
/s/ MARVIN L. SCHRAGER Marvin L. Schrager	Director	October 21, 2004
/s/ HAYDEN D. WATSON Hayden D. Watson	Director	October 21, 2004
/s/ ARTHUR H. COLEMAN Arthur H. Coleman	Director	October 21, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
5.1	Opinion of Ernstmeyer & Pietrantone, P.C.
23.1	Consent of McGladrey & Pullen, LLP, Certified Public Accountants
23.2	Consent of Ernstmeyer & Pietrantone, P.C. (included in Exhibit 5.1).

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EXPLANATORY NOTE
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX